Exhibit b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

PennantPark Investment Corporation and subsidiaries

We consent to the use of our reports dated November 17, 2010 for the PennantPark Investment Corporation and subsidiaries included herein and to the references to our firm under the headings “Selected Financial Data”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 6 to the Registration Statement on Form N-2.

New York, New York

February 8, 2011